UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 4, 2014 (Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627
(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Revolving Credit Agreement

The description of the Revolving Credit Agreement (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of the Revolving Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment No. 2 to Term Loan Credit Agreement

The description of Amendment No. 2 (as defined below) provided under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference. A copy of Amendment No. 2 is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Entry into Revolving Credit Agreement

On April 4, 2014, OCI Beaumont LLC (“OCIB”), as borrower, OCI Partners LP (the “Partnership”), Bank of America, N.A. (“Bank of America”), as administrative agent, and the lenders party thereto entered into a revolving credit agreement (the “Revolving Credit Agreement”) with an initial aggregate borrowing capacity of up to $40 million, including a $20 million sublimit for letters of credit. The Revolving Credit Agreement has a one-year term that may be extended for additional one-year periods subject to the consent of the lenders. OCIB is required to repay in full all outstanding revolving loans under the Revolving Credit Agreement on the last business day of each June and December. OCIB’s obligations under the Revolving Credit Agreement are guaranteed by the Partnership and certain of its future subsidiaries other than OCIB. All proceeds will be used by OCIB for working capital, capital expenditures and other general corporate purposes.

OCIB’s obligations under the Revolving Credit Agreement are secured by a first priority lien on substantially all of the tangible and intangible assets of OCIB and the Partnership. In addition, the Revolving Credit Agreement contains covenants and provisions that affect OCIB and the Partnership, including, among others, customary covenants and provisions:

•	prohibiting OCIB from incurring indebtedness under the Intercompany Revolving Facility Agreement, dated as of August 20, 2013, by and between OCIB, as borrower, and OCI Fertilizer International B.V., as lender, that exceeds $40 million minus the amount of indebtedness outstanding under the Revolving Credit Agreement;

•	limiting OCIB’s ability and that of the Partnership from creating or incurring specified liens on their respective properties (subject to customary exceptions);

•	limiting OCIB’s ability and that of the Partnership to make distributions and equity repurchases (which shall be permitted if no default exists and in the case of distributions and equity repurchases from a subsidiary to its parent); and

•	prohibiting consolidations, mergers and asset transfers by OCIB and the Partnership (subject to customary exceptions).

Under the Revolving Credit Agreement, OCIB is also subject to certain financial covenants that are tested on a quarterly basis. OCIB must maintain a consolidated senior secured net leverage ratio not greater than 2.00 to 1.00 for each fiscal quarter ending prior to March 31, 2015, and not greater than 1.75 to 1.00 thereafter. Furthermore, OCIB may not permit the consolidated interest coverage ratio to be less than 5.00 to 1.00.

Outstanding principal amounts under the Revolving Credit Agreement bear interest at OCIB’s option at either the London Interbank Offered Rate (“LIBOR”) plus a margin of 2.75% or a base rate plus a margin of 1.75%. OCIB will pay (i) a closing fee to each lender of 0.25% of the stated principal amount of such lender’s revolving loan as compensation for the funding of such lender’s revolving loan and (ii) a commitment fee of 1.10% per annum on the unused portion of the Revolving Credit Agreement.

The Revolving Credit Agreement contains events of default customary for credit facilities of this nature, including, but not limited to, the failure to pay any principal, interest or fees when due, failure to satisfy any covenant, untrue representations or warranties, impairment of liens, events of default under any other loan document under the new credit facility, default under any other material debt agreements, insolvency, certain bankruptcy proceedings, change of control and material litigation resulting in a final judgment against any borrower or subsidiary guarantor. Upon the occurrence and during the continuation of an event of default under the Revolving Credit Agreement, the lenders may, among other things, accelerate and declare the outstanding loans to be immediately due and payable and exercise remedies against OCIB and the Partnership and the collateral as may be available to the lenders under the Revolving Credit Agreement and other loan documents.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Amendment No. 2 to Term Loan Credit Agreement

On April 4, 2014, OCIB, the Partnership and OCI USA Inc. entered into Amendment No. 2 and Waiver (“Amendment No. 2”) to the Term Loan Credit Agreement, dated August 20, 2013 (as so amended, the “Term Loan Facility”), with Bank of America, as administrative agent, collateral agent and additional term loan lender, and the other lenders party thereto to (i) reduce the interest rate margin on the outstanding term loans under the Term Loan Facility such that OCIB may select an interest rate of (a) 4.00% above LIBOR for LIBO Rate Term Loans or (b) 3.00% above the base rate for base rate loans, (ii) decrease the minimum LIBO Rate from 1.25% to 1.00%, (iii) reset the prepayment premium of 101% on voluntary prepayments of the term loans under the Term Loan Facility for twelve months after the closing of Amendment No. 2, and (iv) provide for delivery of financial information from the Partnership instead of OCIB, with reconciliation information to the financial information for OCIB.

The foregoing description of Amendment No. 2 is not complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, OCI Partners LP and Bank of America, N.A., as administrative agent, lead arranger and bookrunner

10.2	Amendment No. 2 and Waiver to Term Loan Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, OCI USA Inc., OCI Partners LP, Bank of America, N.A., as administrative agent, collateral agent and Additional Term B-3 Lender, and the other lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: April 4, 2014	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, OCI Partners LP and Bank of America, N.A., as administrative agent, lead arranger and bookrunner

10.2	Amendment No. 2 and Waiver to Term Loan Credit Agreement, dated as of April 4, 2014, among OCI Beaumont LLC, OCI USA Inc., OCI Partners LP, Bank of America, N.A., as administrative agent, collateral agent and Additional Term B-3 Lender, and the other lenders party thereto